UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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	Preliminary Proxy Statement	Confidential, for Use of the Commission
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✓	Definitive Proxy Statement	Definitive Additional Materials

Soliciting Materials Pursuant to §240.14a-12

ECOSPHERE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ecosphere Technologies, Inc.

3515 S.E. Lionel Terrace

Stuart, FL 34997

(772) 287-4846

To The Shareholders of Ecosphere:

We are please to invite you to attend the annual meeting of the shareholders of Ecosphere Technologies, Inc. which will be held at 10:00 A.M. on November 13, 2008 at the Hutchinson Island Marriott & Resort in Stuart, Florida 34996, for the following purposes:

1.

To elect eight members to our Board of Directors;

2.

To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock;

3.

To approve an amendment to our Certificate of Incorporation to effect any or all of three reverse stock splits;

4.

To approve an amendment to Ecosphere’s 2006 Equity Incentive Plan;

5.

To approve the ratification of Salberg & Company, P.A. as our independent registered public accounting firm for 2008; and

6.

For the transaction of such other matters as may properly come before the Annual Meeting.

Ecosphere’s Board of Directors has fixed the close of business on September 15, 2008 as the record date for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

If You Plan to Attend

The Annual Meeting is being held at 10:00 A.M. on November 13, 2008, at the Hutchinson Island Marriott & Resort in Stuart, Florida 34996. Please note that space limitations make it necessary to limit attendance to shareholders. Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date. Registration and seating will begin at 9:00 A.M. Shares of common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Your vote is very important. Please vote, date and sign the enclosed proxy and return it in the business envelope provided.

By the Order of the Board of Directors

/s/ Patrick Haskell
Patrick Haskell
Chairman of the Board & Co-Chief Executive Officer

/s/ Dennis McGuire
Dennis McGuire
Co-Chief Executive Officer

Dated: September 23, 2008

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet or by signing, dating, and returning the enclosed proxy card will save Ecosphere the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Ecosphere Technologies, Inc.

3515 S.E. Lionel Terrace

Stuart, FL 34997

Telephone:  (772) 287-4846

2008 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

General Information

This Proxy Statement is being sent to the holders of shares of common stock of Ecosphere Technologies, Inc., a Delaware corporation (“Ecosphere”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 A.M. on November 13, 2008, at the Hutchinson Island Marriott Resort in Stuart, Florida 34996. The proxy materials relating to the Annual Meeting are first being mailed to shareholders entitled to vote at the meeting on or about September 23, 2008.

Who is Entitled to Vote?

Ecosphere’s Board has fixed the close of business on September 15, 2008 as the record date (the “Record Date”) for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.  On the Record Date, there were 78,493,925 shares of common stock outstanding. Each share of Ecosphere stock represents one vote that may be voted on each matter that may come before the Annual Meeting.

Who May Attend the Meeting?

If you are a shareholder of record, which means you hold your shares in your name, you may attend the Annual Meeting. Shareholders holding shares through a bank, broker or other nominee (“Street Name”) will need to bring a copy of an account statement from their nominee reflecting stock ownership as of the Record Date.

How Do I Vote?

1.

Vote by Internet. The website address for Internet voting is on your proxy card. Internet voting is available 24 hours a day;

2.

Vote by telephone. The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day;

3.

Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States); or

4.

Vote in person. Attend and vote at the Annual Meeting.

What Constitutes a Quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares of common stock, as of the Record Date, are represented in person or by proxy.  At the Record Date there were 78,493,925 shares of common stock outstanding, so 39,246,963 shares are necessary to constitute a quorum for the Annual Meeting.  Shares owned by Ecosphere are not considered outstanding or to be present at the Annual Meeting.  The following are votes that are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting:

•

votes by brokers in the absence of instructions from beneficial owners;

•

votes by brokers with authorization to vote on some matters but not others (the missing votes are called broker non-votes); and

•

votes that are entitled to vote at the Annual Meeting but are not voted at the direction of the beneficial owner (called abstentions).

What is a Broker Non-Vote and Abstention?

A broker non-vote occurs when a broker submits a proxy that does not indicate a vote on a particular proposal because the broker has not received voting instructions from its customer, the beneficial owner, and does not have authority to vote on that proposal without instructions.  Broker non-votes are treated as present for the purpose of determining a quorum, but generally have no effect since they are not entitled to vote with regard to a proposal. But because we must obtain approval from holders of a majority of outstanding shares to approve the amendments to our Certificate of Incorporation (Proposals 2 and 3), broker non-votes, if any, are equivalent to votes “Against” the proposal. In contrast, an abstention is considered present for quorum purposes but is treated as voting “Against” Proposals 2-6.

When May A Broker Use Discretion In Voting?

If a beneficial owner does not provide instructions on how to vote, the broker may only vote those shares on routine matters.  Routine matters include an uncontested election for a company’s Board of Directors, the amendments to a company’s Certificate of Incorporation and the ratification of an appointment of an independent registered public accounting firm. Amending a stock option or equity incentive plan is not routine. Therefore, brokers may vote (when the beneficial owner has given no instructions) on all Proposals but Proposal 4.

How Many Votes are Needed for Each Proposal to Pass?

For all matters other than the election of directors and amendment of our Certificate of Incorporation, the affirmative vote of the majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting shall be the act of the shareholders. To be elected as a director, the nominee must receive a plurality of the votes cast at the Annual Meeting. Approval of the proposed amendments to our Certificate of Incorporation requires approval by the holders of a majority of outstanding shares as of the Record Date.

What Are the Voting Procedures?

Your vote is very important.  All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all of the proposals. You should specify your respective choices on the accompanying proxy card. If you do not give specific instructions with regard to the matters to be voted upon, the shares of common stock represented by your signed proxy card will be voted “For” all Proposals. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote “For” or “Against” these proposals according to their judgment.  Shareholders who sign, date and return a proxy to the Company but do not indicate how their shares are to be voted are giving the Board full authority to vote their shares as they deem best for the Company.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Secretary of the Company, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting.  All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Ecosphere Technologies, Inc., 3515 S.E. Lionel Terrace, Stuart, FL 34997, Attention: Jacqueline McGuire, Secretary, or by facsimile (772) 781-4778.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone, email, facsimile or in person. These persons will receive no compensation for their services other than their regular compensation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse these persons for reasonable out of pocket expenses incurred by them in so doing. Because we need a majority of outstanding shares to be present in person or by proxy for a quorum and to approve of the proposed amendments to our Certificate of Incorporation, we have hired an independent proxy solicitation firm, Innisfree M&A Incorporated. We will pay this firm fees for its services and reimburse it for its costs.

Do I Have Dissenter’s (Appraisal) Rights?

Appraisal rights are not available to the Company’s shareholders with respect to any of the proposals brought before the Annual Meeting.

The Board Unanimously Recommends that Shareholders Vote “For” Proposal Nos. 1-6.

With this Proxy Statement, we are also mailing or delivering to our shareholders a proxy card, the notice of Annual Meeting and a copy of our Annual Report on Form 10-KSB. As of the Record Date, there were 78,493,925 shares of the Company’s common stock outstanding. Each share of common stock entitles the holder to one vote on each proposal that may come before the Annual Meeting. As of the Record Date, the Company has issued no preferred stock which is entitled to vote.

Can a Shareholder Present a Proposal to be Considered at the 2009 Annual Meeting?

If you wish to nominate members to the Board for election at the 2009 Annual Meeting or to submit a proposal to be considered at the 2009 Annual Meeting, our Bylaws require that:

•

We must receive the request within 10 days after we mail the Notice of Availability of Proxy Materials or otherwise make public disclosure of the date of the meeting;

•

Your request to the Secretary contains the specific information set forth in Section 11 of our Bylaws; and

•

You are a shareholder of record at the time you deliver your request to the Secretary and are entitled to vote at the 2009 Annual Meeting.

We reserve the right to amend our Bylaws and any change will apply to the 2009 Annual Meeting unless otherwise specified in the amendment.

A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. If we receive notice of any proposal within the time frame specified by our applicable advance notice provisions of our Bylaws, our management will use its discretionary authority to vote the shares it represents as the Board may recommend. All proposals and nominations should be sent to Ecosphere Technologies, Inc., 3515 S.E. Lionel Terrace, Stuart, Florida 34997, Attention: Jacqueline McGuire.

PROPOSAL 1.  ELECTION OF DIRECTORS

Who are our current directors?

The following table represents our current Board:

Name	Age	Position
Patrick Haskell	36	Chairman of the Board
Joe M. Allbaugh	56	Director
Gene H. Davis	55	Director
Michael R. Donn, Sr.	60	Director
D. Stephen Keating	53	Director
George R. Sterner	68	Director
Charles Vinick	61	Director
Thomas D. Wolfe	60	Director

Who will be elected at the Annual Meeting?

All of the above persons serve on our Board, have been nominated for election this year and have agreed to serve if elected.

The eight persons who receive the most votes cast will be elected and will serve as directors until the Annual Meeting.  If a nominee becomes unavailable for election before the Annual Meeting, the Board can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the Proxy Card. Furthermore, we may appoint a ninth person to our Board before the Annual Meeting.  In that event, we will seek the election of that person under Proposal 6.

Patrick Haskell became Chairman and Co-Chief Executive Officer of Ecosphere on June 17, 2008.  That same day, we appointed him Chairman of the Board of Directors. Mr. Haskell is a former Managing Director with HSBC and Credit Suisse, where he led various global businesses within fixed income.  From 1994 through March 2005, he was employed by Credit Suisse First Boston, now known as Credit Suisse.  From June 2000 until December 2003, he was head of U.S. government bond trading and from December 2003 until March 2005, he was the Co-Head of Dollar Rates Trading.  From March 2005 through December 2006, Mr. Haskell was the head of North American Rates Trading at HSBC.  Since December 2007, he has privately invested in Ecosphere personally and with friends providing us with the financing which has permitted us to, among other things, launch our Ozonix™ business.

Joe M. Allbaugh became a director of Ecosphere on October 20, 2005. Mr. Allbaugh has been the managing member of The Allbaugh Company LLC, a strategic consulting firm, since approximately March 2003. From September 2006 to May 15, 2007, Mr. Allbaugh was the president of our subsidiary, Ecosphere Systems. Mr. Allbaugh was Director of the Federal Emergency Management Agency, Inc. from February 2001 to March 2003, and in 1999 was made the National Campaign Manager of Bush-Cheney 2000. In addition, Mr. Allbaugh was Chief of Staff to President George W. Bush from 1995 through 1999 when he was Governor of Texas.

Gene H. Davis was appointed a director in August 2008.  He was the Geological and Geophysical Manager for the Western Business Unit of Forest Oil Corp. from December 2004 to March 2008 where he evaluated and implemented drilling programs.  From July 2004 until December 2004, Mr. Davis was a Project Geologist for EOG Resources Inc.  From September 2000 to July 2004, he was an Exploration Geologist for Chi Energy, Inc.  Mr. Davis has over 28 years of executive geoscience and asset management, successful exploratory and development geology and geophysics experience.

Michael R. Donn, Sr. has been a director of Ecosphere since March 1, 2005 and was appointed our Chief Operating Officer on March 27, 2008. Mr. Donn has held a number of senior executive positions with us since January 2000. He has held a number of positions with Ecosphere Systems including President since August 2007. As part of his duties, Mr. Donn set up and coordinated our relief effort in Waveland, Mississippi following Hurricane Katrina. Mr. Donn was the Project Manager for Ecosphere’s EPA Verification testing of its Water Filtration System. In November 2006, Mr. Donn became a director of GelTech Solutions, Inc. From 1994 to 2000, he served as President of the Miami-Dade County Fire Fighters Association, a 1,700-member employee association for which he previously served as Vice President and Treasurer beginning in 1982. His responsibilities included negotiating, lobbying at the local, state and national levels and head of the business operations for the Association. He was also Chairman of the Insurance Trust. Following Hurricane Andrew, Mr. Donn coordinated the fire fighter relief efforts for the Miami-Dade fire fighters. He is the brother of our Senior Vice President of Administration, Jacqueline McGuire, and the brother-in-law of our Co-Chief Executive Officer Dennis McGuire.

D. Stephen Keating was appointed a director in August 2008.  He served as the Vice President of the Worldwide Taxes for CA, Inc. from 1988 through June 2008.  Mr. Keating was the senior officer responsible for the worldwide tax, which included tax planning and strategy, tax accounting and day-to-day supervision for the U.S. and international tax departments.  At CA, Inc., Mr. Keating was involved with approximately 100 mergers, acquisitions and divestitures.  Additional responsibilities included negotiating with the IRS and various countries’ tax authorities on audit issues and APA reports.

Vice-Admiral George R. Sterner, USN, (Retired) has been a director since March 2002. He was our Chairman of the Board from March 2005 until March 1, 2008. Vice-Admiral Sterner was Vice President, Strategic Pursuits for Raytheon Company until his retirement in late 2005. His naval career spanned 36 years and included command of two nuclear submarines. Prior to his retirement from the United States Navy in 1998 he commanded the Naval Sea Systems Command where he had oversight of the design, construction and life cycle support of all Navy ships.

Charles Vinick joined our Board of Directors in August 2006. He has more than 25 years of experience directing and managing non-profit organizations and programs.  Since September 2007, Mr. Vinick has been self employed as a business consultant specializing in alternative energy solutions. From June 2005 through August 2007, he was the President and Chief Executive Officer of the Alliance to Protect Nantucket Sound. He served as CEO of the Foundation for Santa Barbara City College from June 2004 through May 2005 and as Vice President of Fritz Institute from October 2003 to April 2004. Mr. Vinick was Executive Vice President of the Ocean Futures Society from its founding in 1998 through September 2003. Including the Ocean Futures Society, Mr. Vinick has previously held executive positions for over 20 years with organizations headed by Jacques or Jean-Michel Cousteau.

Thomas D. Wolfe was appointed a director in August 2008.  He was the Chief Technology Officer and Senior Vice President of R&D of Open Energy Corporation from December 2006 through July 14, 2008.  In 1998, Mr. Wolfe founded WaterEye Corporation where he served as its President and Chief Executive Officer and until WaterEye was acquired by Open Energy in December 2006.  Mr. Wolfe has over 25 years’ experience in the chemical process industries, with particular experience in power, water and wastewater treatment technologies. Mr. Wolfe is one of the pioneers in the reverse osmosis field and has made many contributions to the development and advancement of reverse osmosis membrane technology and wastewater evaporation technology dating back to the early 1970’s. He has participated at all levels in some of the largest membrane and evaporator installations in the world and has hands on experience with a wide variety of evaporator configurations including vapor recompression, steam driven single and multiple effect systems, as well as direct contact and submerged combustion processes.  Mr. Wolfe developed much of the software currently in use today for reverse osmosis membrane performance prediction and computational chemistry for recovery determination and scale control. Mr. Wolfe has authored more than 20 technical articles and papers in his various fields of involvement and is a member of the American Chemical Society and the American Water Works Association.

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting will be required to elect eight directors to our Board under Proposal 1. This means that the eight persons who receive the most votes are elected. For purposes of the election of directors, the withholding of authority by a shareholder as to the election of directors thus has no effect on the results of the election.

The Board unanimously recommends a vote “For” the election of the nominated slate of directors.

Corporate Governance

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interest of Ecosphere and its shareholders. The Board’s responsibilities include:

•

Establishing broad corporate policies; and

•

Reviewing the overall performance of Ecosphere.

The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The Board and its Committees meet throughout the year and act by written consent from time to time as appropriate.

The Board delegates various responsibilities and authority to different Board Committees. Committees regularly report on their activities and actions to the Board. The Board currently has and appoints the members of: the Audit Committee and the Compensation Committee.   The Audit Committee has a written charter approved by the Board.

The following table identifies the independent and non-independent current Board and Committee members:

Name	Independent	Audit	Compensation
Patrick Haskell
Joe M. Allbaugh			✓
Gene H. Davis	✓		✓
Michael R. Donn, Sr.
D. Stephen Keating	✓	Chairman
George R. Sterner	✓	✓
Charles Vinick	✓		Chairman
Thomas Wolfe	✓	✓
Meetings held in 2007	15	4	2

The Board held 15 meetings in 2007 and all of the directors attended over 75% of the combined number of Board and Committee meetings.  We do not have a policy with regard to directors’ attendance at the Annual Meeting. In 2007, we did not hold an Annual Meeting.

Audit Committee

The Audit Committee’s primary role is to review our accounting policies and any issues which may arise in the course of the audit of our financial statements. The Audit Committee selects our independent registered public accounting firm, approves all audit and non-audit services, and reviews the independence of our independent registered public accounting firm. The Audit Committee also reviews the audit and non-audit fees of the auditors. Our Audit Committee is also responsible for certain corporate governance and legal compliance matters.  Please see the Section titled “Audit Committee Report” under Proposal 4 for discussion of our Audit Committee Charter.

The members of the Audit Committee are D. Stephen Keating, who serves as its chairman, Vice-Admiral George R. Sterner and Thomas D. Wolfe. Our Board has determined that Mr. Keating is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the Securities and Exchange Commission (“SEC”) and in compliance with the Sarbanes-Oxley Act of 2002.  The Board has determined that Messrs. Keating and Wolfe and Vice-Admiral Sterner are independent in accordance with The Nasdaq Stock Market independence standards for audit committees.

Compensation Committee

The function of the Compensation Committee is to review and recommend the compensation and benefits payable to our officers, review general policies relating to employee compensation and benefits and administer our various stock option plans, including the 2006 Equity Incentive Plan (the “2006 Plan”).  The members of the Compensation Committee are Charles Vinick, Chairman, Joe M. Allbaugh and Gene H.  Davis.  The Board has determined that Messrs. Vinick and Davis (but not Mr. Allbaugh) are independent in accordance with standards under The Nasdaq Stock Market.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Co-Chief Executive Officers and Chief Financial Officer. Although not required, the Code of Ethics also applies to our Board. The Code provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistle-blowing or the prompt reporting of illegal or unethical behavior. We will provide a copy of the Code of Ethics to any person without charge, upon request. The request for a copy can be made in writing to Ecosphere Technologies, Inc., 3515 S.E. Lionel Terrace, Stuart, Florida 34997, Attention: Mrs. Jacqueline McGuire.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at Ecosphere Technologies, Inc., 3515 S.E. Lionel Terrace, Stuart, FL 34997, Attention: Jacqueline McGuire, Secretary, or by facsimile (772) 781-4778. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Director Compensation

We do not pay cash compensation to our directors for service on our Board and our employees do not receive compensation for serving as members of our Board. Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board and committee members. Our non-employee directors receive automatic grants of stock options and grants of common stock as compensation for their services as directors under our 2006 Plan.

No non-employee members of our Board received compensation for 2007 for service as a director except Mr. Floyd Farleigh, who joined the Board in 2007.  The following compensation is based on the expenses we were required to recognize in our financial statements under generally accepted accounting principles:

Name (a)	Stock Awards ($) (e)	Total ($) (j)
George R. Sterner	$26,667	$26,667
Barry I. Hechtman*	$8,333	$8,333
Floyd Farleigh*	$10,000	$10,000
Charles Vinick	$18,923	$18,923

———————

*Former director.

Our Board has approved an amendment to the 2006 Plan increasing the amount of compensation and changing the type of compensation by including stock options in addition to restricted stock as non-employee director compensation.  See Proposal 4.

Principal Shareholders

The following table sets forth the number of shares of our common stock beneficially owned as of the Record Date by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers (as disclosed in the Summary Compensation Table in this Proxy Statement), and (iv) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner (1)(2)	Shares	Percentage
Dennis and Jacqueline McGuire (3)(4)	11,179,212	12.8%
Patrick Haskell (5)(6) (7)	7,275,259	9.3%
Michael R. Donn, Sr. (6)(7)(8)	1,432,342	1.8%
Joe M. Allbaugh (7)(9)(10)	1,229,404	1.5%
Gene H. Davis(7)(11)	0	*
D. Stephen Keating(7)(12)	958,333	1.2%
Vice-Admiral George R. Sterner(7)(13)(14)	1,552,005	2.0%
Charles Vinick(7)(15)(16)	341,454	*
Thomas D. Wolfe(7)(17)	0	*
Officers and Directors as a group (13 persons)	27,445,786	26.9%

Former Executive Officer
James C. Rushing III(18)	1,458,617	1.8%
5% Shareholders
Kevin Grady(19)	7,716,122	9.7%

———————

* Less than one percent.

(1)

Except where indicated in other footnotes, each of the persons listed above has the address c/o Ecosphere Technologies, Inc., 3515 S.E. Lionel Terrace, Stuart, FL 34997.

(2)

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell our common stock. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise. Although officers, a director and a 5% shareholder have agreed not to exercise or convert options, warrants and notes unless we have sufficient authorized capital, the numbers in the table assume that Proposal 2 will be approved and our authorized capital increased. Holders of our outstanding convertible debentures and warrants can convert and exercise enough shares to own more than 5% of our common stock. However, the Securities Purchase Agreement under which these securities were sold provides that none of the purchasers shall have more than a 4.99% beneficial ownership and therefore none are 5% beneficial owners which need to be included in this table. The holders which could otherwise be deemed 5% shareholders are:

•

Pierce Diversified Strategy Master Fund LLC Ena

•

Enable Opportunity Fund Partners LP

•

Enable Growth Partners LP

Does not include any grants to directors in connection with the amendment to the 2006 Equity Incentive Plan that is described on page 25.

(3)

Includes:

•

90,000 shares of common stock owned by Mrs. McGuire,

•

1,452,524 shares owned jointly,

•

8,490,750 shares issuable upon exercise of vested options owned by Mr. McGuire, which assumes the vesting of 250,000 options related to a final performance review,

•

415,938 shares issuable upon exercise of vested options owned by Mrs. McGuire, which assumes the vesting of 62,500 options related to a final performance review by the Compensation Committee, and

•

800,000 shares issuable upon exercise of warrants jointly owned.

Does not include:

•

3,300,000 shares issuable upon exercise of options and cash settled stock appreciation rights (“SARs”) granted in tandem to Mr. McGuire subject to meeting a specific milestone and continued employment with Ecosphere on each applicable vesting date.  The options and SARs vest over a three-year period and are exercisable at $0.50 per share over a five-year period.  The exercise of either the options or the SARS cancels the same number of the other security.

•

2,000,000 shares issuable upon exercise of options granted to Mr. McGuire, vesting over a three-year period subject to continued employment with Ecosphere on each applicable vesting date, and

•

3,000,000 shares issuable upon exercise of options granted to Mr. McGuire vesting over a three-year period, subject to meeting specified milestones.

•

200,000 shares issuable upon exercise of options and cash settled SARs granted to Mrs. McGuire in tandem vesting over ratably on June 30, 2009 and 2010, subject to continued employment on the applicable vesting date.

Mr. McGuire disclaims beneficial ownership of the securities held solely in Mrs. McGuire’s name and Mrs. McGuire disclaims beneficial ownership of the securities held solely in Mr. McGuire’s name, and the disclosure in this Proxy Statement shall not be deemed an admission that either is the beneficial owner of the other’s securities solely held in that person’s name for any purpose.

(4)

Both Mr. and Mrs. McGuire are executive officers.

(5)

Address is 501 Madison Avenue, Suite 201, New York, NY 10022. Does not include 8,250,000 options and cash settled SARs granted in tandem.  Of the options: (i) 5,500,000 vest in equal increments on June 30, 2009, 2010 and 2011, subject to continuing as an employee in an executive capacity on each applicable vesting date, and (ii) 2,750,000 are subject to further vesting based upon the Company meeting a specific performance milestone or event, in addition to continuing as an employee in an executive capacity on the dates mentioned above.

(6)

An executive officer.

(7)

A director.

(8)

Includes 371,875 shares of common stock issuable upon exercise of options, which assumes the vesting of 125,000 options related to a final performance review.  Does not include 300,000 options and cash settled SARs granted in tandem vesting on June 30, 2009 and 2010, subject to continued employment on the applicable vesting date.

(9)

Address is 400 North Capitol Street, NW, Suite 475, Washington, DC 20001.

(10)

Includes 18,293 shares of restricted stock of which one-third vest on August 11, 2009, subject to remaining as a director on that date. Includes 1,100,000 shares of common stock issuable upon exercise of options.

(11)

Address is 27 S. Monroe Street, Denver, CO 80209.

(12)

Address is 65 Kensington Road, Garden City, NY 11530. Includes 333,333 shares issuable upon the conversion of a convertible note. Also includes 100,000 shares issuable upon exercise of warrants.

(13)

Includes 97,561 shares of restricted stock of which one-third vest on August 11, 2009, subject to remaining as a director on that date. Includes 1,010,000 shares of common stock issuable upon exercise of options.

(14)

Address is 2708 Hatmark Street, Vienna, VA 22181.

(15)

Address is 2323 Foothill Lane, Santa Barbara, CA 93105.

(16)

Includes 69,231 shares of restricted stock of which one-third vest on August 11, 2009, subject to remaining as a director on that date.

(17)

Address is P.O. Box 190, Rough and Ready, CA 95975.

(18)

Includes 416,950 shares of common stock issuable upon exercise of options, which assumes the vesting of 150,000 options related to a final performance review.

(19)

Mr. Grady is an employee. Includes 1,050,000 shares of common stock issuable upon exercise of options.  Does not include 300,000 options and SARs granted in tandem vesting in equal increments on June 30 and December 31 beginning December 31, 2008 over three years subject to continued employment with the Company on the applicable vesting dates.

Executive Officers

Name	Age	Position(s)
Dennis McGuire	57	Co-Chief Executive Officer
Patrick Haskell	36	Co-Chief Executive Officer
Adrian Goldfarb	51	Chief Financial Officer
Michael R. Donn, Sr.	60	Chief Operating Officer
Jacqueline McGuire	45	Senior Vice President of Administration and Secretary
Michael Furman	47	Executive Vice President
Sanjeev Jakhete	40	Senior Vice President of Engineering

Patrick Haskell’s biography is set forth under the heading “Who will be elected at the Annual Meeting?”

Dennis McGuire was appointed President and Chief Executive Officer of Ecosphere on September 28, 2005.  Since June 17, 2008, Mr. McGuire has been the Co-Chief Executive Officer of Ecosphere, sharing the role with Mr. Haskell.  Mr. McGuire was a founder of Ecosphere together with his wife Jacqueline. He also is the inventor of all of our intellectual property. From 2000 through October 3, 2003, he served as our Chief Technology Officer and Director of Sales, and served as a consultant from October 3, 2003 until he became an employee on October 1, 2005. Mr. McGuire was appointed our Chief Technology Officer in April 2005, which post he held until August 2, 2005, when he became Executive Vice President of Business Development and Technology.

Adrian G. Goldfarb became our Chief Financial Officer on February 11, 2008. Mr. Goldfarb has more than 25 years’ experience in a number of different technology companies, including IBM and a subsidiary of Fujitsu. Mr. Goldfarb is the President of WSR Consulting, Inc. (“WSR”), a consulting services company that currently provides financial management, accounting and operational management to us. From June 2002 to December 2007, Mr. Goldfarb was on the Board of Directors of MOWIS GmbH, a Weather Technology Media company. He also was interim Chief Financial Officer where he led the management team in securing seed capital, government grants and loans and bank guarantees.

Michael R. Donn, Sr.’s biography is set forth under the heading, “Who will be elected at the Annual Meeting?”

Jacqueline K. McGuire has been our Senior Vice President of Administration since January 2001 and Secretary since our founding in 1998. She and her husband Dennis, our Co-Chief Executive Officer, were two of our founders.

Michael Furman was appointed Executive Vice President in charge of business development in August 2008.  Mr. Furman is a former Managing Director at HSBC and Credit Suisse, where he was the Co-Head of US Interest Rate Sales.  From 1988 through March 2005, he was employed by Credit Suisse First Boston, now known as Credit Suisse.  From 2000 until 2005, Mr. Furman was Managing Director and Co-Head of US Rates Sales.  From March 2005 through December 2006, he was Managing Director and Co-Head of US Rate Sales at HSBC.  Since March 2007, Mr. Furman has served as a Principal with Powelton Capital Management, a financial services firm based in Manhattan, where his responsibilities included capital raising presentations, sales, customer relations and portfolio management. Once he joined us, Mr. Furman ceased active involvement in Powelton Capital’s operations.

Sanjeev Jakhete was appointed our Senior Vice President of Engineering in June 2008 and has been an employee with Ecosphere since 2004.  Previously, Mr. Jakhete served as a member of our Advisory Board.  Mr. Jakhete served as a project Team Leader for the Mobile Emergency Filtration System (“MEFS”) project. Mr. Jakhete also led Ecosphere’s deployment of the MEFS following Hurricane Katrina to make clean water available to the residents of Waveland, MS. He co-invented the Ecosphere Ozonix™ process with company founder Dennis McGuire. Mr. Jakhete was previously with Wallem Ship Management, an international shipping management company, from January 1992 until March 2003 as a Senior Marine Engineer with responsibility for operation and maintenance of all shipboard machinery.

Executive Compensation

The following information is related to the compensation paid, distributed or accrued by us for 2007 and 2006 to our Chief Executive Officer (principal executive officer) and the two other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)	Option Awards ($)(f)	All Other Compensation ($)(i)	Total ($)(j)
Dennis McGuire(1)(2)	2007	$112,500	—	—	$233,629	—	$346,129
President and Chief Executive Officer	2006	$225,000	$30,000	—	$64,218	$37,448	$356,666
Michael R. Donn, Sr. (1)(3)(4)	2007	$62,500	—	—	$77,876	—	$140,376
President of Ecosphere Systems	2006	$96,151	—	—	$102,975	—	$199,126
James C. Rushing III(1)(3)(5)(6)	2007	$92,500	—	—	$77,876	$20,000	$190,376
Chief Financial Officer	2006	$185,000	—	—	$45,158	$32,483	$262,641

———————

(1)

Please see the assumptions relating to the valuation of our stock option awards which are contained in Note 10 to our audited Consolidated Financial Statements contained in the Form 10-KSB filed April 15, 2008.

(2)

Mr. McGuire is now President and Co-Chief Executive Officer. The Option Awards and Total reflects the value we reported on our Consolidated Financial Statements relating to 1,547,000 options received from the 2006 Management Compensation Adjustment Plan.

(3)

The Option Awards and Total reflects the value we reported on our Consolidated Financial Statements relating to 515,667 options received from the 2006 Management Compensation Adjustment Plan.

(4)

Mr. Donn was named our Chief Operating Officer in March 2008.

(5)

Mr. Rushing resigned as Chief Financial Officer in February 2008.

(6)

Mr. Rushing was paid a relocation allowance in 2007 relating to a prior year.  This sum is listed in All Other Compensation and Total.

Executive Employment Agreements

Described below are the new compensation packages our Board recently approved for our executive officers.  Except as noted, the prior agreements are reflected under the heading, “Previous Compensation Arrangements with Management,” beginning on page 14.  Proposed Employment Agreements have been drafted under the leadership of our Compensation Committee and recently submitted to our Co-Chief Executive Officers.

The compensation arrangements were approved by our Board based upon the recommendation of our Compensation Committee, which conducted a thorough review over an extensive period of time.  Because we do not currently have sufficient authorized capital to permit our executive officers to exercise the options they were recently granted, they each received grants of the same number of cash settled SARs in tandem. The effect is that if Proposals 2 and 3 are defeated and we do not otherwise have sufficient capital to permit all outstanding options and warrants and convertible securities to be exercised and converted into common stock, the SARs will permit the executive to obtain the cash equivalent at the time of exercise based upon the increase in the fair market value between the grant and exercise dates.  If we have sufficient authorized capital, the SARs will not be exercisable. The exercise of options or SARs cancels the same number of the other security so the executives do not receive double benefits.

Dennis McGuire

Effective June 17, 2008, our Board approved a new compensation package for our Co-Chief Executive Officer, Dennis McGuire. Mr. McGuire receives an annual base salary of $325,000 per year which will increase to $400,000 upon the achievement of a specific milestone or event.  Additionally, Mr. McGuire was granted 3,300,000 non-qualified stock options and cash settled SARs in tandem, exercisable at $0.50 per share over a five-year period.  The options and SARs are subject to both performance and time based vesting over a three-year period, subject to continued employment with us on each applicable vesting date.  Anticipating the award to Mr. McGuire of a new compensation package, the Board, upon the recommendation of the Compensation Committee, granted Mr. McGuire 7,000,000 options on May 20, 2008.  The options are exercisable at $0.30 per share over a five-year period.  Of the options, 2,000,000 were vested upon grant, 3,000,000 vest upon our meeting specified performance milestones, and 2,000,000 vest over a three-year period, subject to continued employment with us as of each applicable vesting date.

Patrick Haskell

Effective June 17, 2008, our Board appointed Mr. Patrick Haskell Co-Chief Executive Officer and approved a compensation package.  Mr. Haskell receives an annual base salary of $250,000 per year which will increase to $450,000 upon the achievement of a significant milestone.  Additionally, Mr. Haskell was granted 8,250,000 non-qualified stock options and cash settled SARs in tandem, exercisable at $0.50 per share over a five-year period. Of the options and SARs, 2,750,000 are subject to both performance and time based vesting over a three-year period, subject to continued employment on each applicable vesting date.  The balance of the options and SARs vest ratably over a three-year period, subject to continued employment with us on each applicable vesting date.

Amendment to the WSR Consulting Agreement

As of February 8, 2008, we entered into a one-year Consulting Agreement with WSR, a company in which Adrian Goldfarb, the Company’s Chief Financial Officer, is President and 50% shareholder. The Consulting Agreement required WSR to provide us with financial and accounting services including the services of a Chief Financial Officer. At that time, Mr. Goldfarb was appointed Chief Financial Officer by our Board. Mr. Goldfarb is not an employee of Ecosphere. We agreed to pay WSR $10,000 per month and issued it 100,000 five-year warrants, one-half fully vested and the remaining vested on July 31, 2008. On July 3, 2008, the Company amended its Consulting Agreement with WSR. Under the amendment, WSR receives a monthly fee of $19,500. Additionally, WSR was granted 650,000 non-qualified stock options and cash settled SARs in tandem, exercisable at $0.45 per share over a five-year period. All of the options and SARs vest in equal increments each June 30 and December 31 over a three-year period, subject to the Consulting Agreement remaining in effect on the applicable vesting date.  Additionally, one-half are subject to further vesting based upon meeting a specific performance milestone.

Michael R. Donn, Sr.

On June 30, 2008, our Board approved a new compensation package for its Chief Operating Officer, Michael R. Donn, Sr. Mr. Donn receives an annual base salary of $125,000 per year. Additionally, Mr. Donn was granted options to purchase 500,000 non-qualified stock options and cash settled SARs in tandem, exercisable at $0.47 per share over a five-year period.  Of the options and SARs, 200,000 vested immediately and the remaining vest ratably on June 30, 2009 and 2010, subject to continued employment with us on each applicable vesting date.

Jacqueline McGuire

On June 30, 2008, our Board approved a new compensation package for its Senior Vice President of Administration, Jacqueline McGuire. Mrs. McGuire receives an annual base salary of $85,000 per year.  Additionally, Mrs. McGuire was granted 300,000 non-qualified stock options and cash settled SARs in tandem, exercisable at $0.47 per share over a five-year period.  Of the options and SARs, 100,000 vested immediately and the remaining vest ratably on June 30, 2009 and 2010, subject to continued employment with us on the applicable vesting dates.

Sanjeev Jakhete

On June 17, 2008, our Board approved a new compensation package for and appointed Mr. Sanjeev Jakhete, Senior Vice President of Engineering.  Mr. Jakhete receives an annual base salary of $150,000 per year which will increase to $165,000 on January 1, 2009.  Additionally, Mr. Jakhete was granted 330,000 non-qualified stock options and cash settled SARs in tandem, exercisable at $0.50 per share over a five-year period. The options and SARs vest one-third annually subject to continued employment on each applicable vesting date.  Anticipating the award to Mr. Jakhete of a new compensation package, the Board, upon the recommendation of the Compensation Committee, granted Mr. Jakhete 1,000,000 options on May 20, 2008.  The options are exercisable at $0.30 per share over a five-year period.  Of the options, 500,000 were vested upon grant and 500,000 will vest upon our meeting specified performance milestones.

Michael Furman

Effective August 19, 2008, our Board hired Michael Furman as Executive Vice President to head up business development.  He receives an annual base salary of $150,000.  We also granted Mr. Furman 1,500,000 options and cash settled SARs in tandem.  Of the options and SARs, 500,000 are exercisable at $0.45, 500,000 are exercisable at $0.85 per share and 500,000 are exercisable at $1.10 per share.  The options and SARs vest semi-annually over a three-year period, subject to continued employment with us on the applicable vesting dates and are exercisable for five years.

Messrs. Dennis McGuire and Patrick Haskell are entitled to severance in the event that they are dismissed without cause or they resign for Good Reason as defined in their Employment Agreements, including upon a change of control. In any such events, they will receive two years base salary and all of their stock options and cash settled SARs will immediately vest.

Our new Chairman and Co-Chief Executive Officer, Mr. Patrick Haskell, and our new Executive Vice President, Mr. Michael Furman, have agreed to be paid in shares of common stock, stock settled SARs or cash settled SARs with the type of payment based upon whether we have authorized capital. Once our new Chief Financial Officer determines we can afford to pay them in cash, the equity based compensation will end.

Previous Compensation Arrangements with Management

On May 25, 2006, Ecosphere entered into a Management Compensation Adjustment Plan with all executives listed in the table below and thereby amended their respective Employment Agreements. Under the plan, the executives agreed to reduce their total annual salaries by approximately $400,000 and in return they received additional stock options and commissions based upon revenues of Ecosphere and/or its subsidiaries as listed below. The plan effectively extended or reduced the terms of the Employment Agreements so that all expired on May 25, 2008.  Thus, these Employment Agreements have all expired. On May 25, 2006, in order to reduce expenses, we entered into the Management Compensation Adjustment Plan with a number of our executives.  Dennis McGuire, our President and Chief Executive Officer, reduced his salary from $325,000 to $225,000, James C. Rushing III, our then Chief Financial Officer, reduced his salary from $210,000 to $185,000, Michael R. Donn, Sr., the President of our subsidiary, Ecosphere Systems, reduced his salary from $137,000 to $125,000, Jacqueline K. McGuire, our Senior Vice President of Administration and Secretary, reduced her salary from $125,000 to $75,000, Stephen R. Johnson, the then President of a subsidiary, reduced his salary from $250,000 to $125,000, and John P. Odwazny, the Chief Operating Officer of a subsidiary, reduced his salary from $165,000 to $100,000.  In return, we granted Mr. McGuire 1,000,000 options, Mr. Rushing 600,000 options, Mr. Donn 500,000 options, Mrs. McGuire 250,000 options, Mr. Johnson 500,000 options and Mr. Odwazny 250,000 options.  All of the options are exercisable at $0.83 per share over a five-year period and vest in equal increments every six months over a 24-month period subject to periodic performance reviews by our Chief Executive Officer or the Compensation Committee.  Additionally, we agreed to pay these executives contingent commissions based upon future revenue. The Plan effectively extended or reduced the terms of the Employment Agreements so that all expired on May 25, 2008, except those of Messrs. Johnson and Odwazny who resigned on October 9, 2007.  On July 31, 2007, the Board extended the time for Messrs. Johnson and Odwazny to exercise these and other options for the shorter of (i) two years following termination or (ii) the actual termination date of the options.

As of the date of this Proxy Statement, there have been three performance reviews resulting in the following: (i) of Mr. McGuire’s 750,000 options subject to the reviews, 493,750 vested and the balance were cancelled, (ii) of Mr. Rushing’s 450,000 options subject to the reviews, 266,950 vested and the balance were cancelled, (iii) of Mr. Donn’s 375,000 options subject to the reviews, 246,875 vested and the balance were cancelled, and (iv) of Mrs. McGuire’s 187,500 options subject to the reviews, 123,438 vested and the balance were cancelled.

On July 31, 2007, our Board granted the following management members (with their agreement) five-year options as commissions in lieu of cash commissions under the Management Compensation Adjustment Plan, subject to closing the sale of our ship stripping assets.

Name	Options	Exercise Price
Dennis McGuire	1,547,000	$0.15
Michael R. Donn, Sr.	515,667	$0.15
Stephen R. Johnson	1,547,000	$0.15
James C. Rushing III	515,667	$0.15

On October 9, 2007, the options vested upon the closing of the sale of our ship stripping business.

Outstanding Awards at Fiscal Year End

Listed below is information with respect to unexercised options that have not vested, and equity incentive plans for each Named Executive Officer outstanding as of December 31, 2007:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)

Dennis McGuire(1)	3,000,000			$1.00	11/8/2015
	593,750	(2)	250,000	$0.83	5/10/2011
	3,000,000			$1.30	10/3/2013
	1,547,000	(3)		$0.15	10/9/2012

Michael R. Donn, Sr. (4)	200,000			$1.10	12/31/2014
	500,000			$1.00	11/30/2010
	50,000			$0.44	12/17/2011
	396,875	(2)	125,000	$0.83	5/10/2011
	515,667	(3)		$0.15	10/9/2012

James C. Rushing III(5)	750,000			$1.00	8/2/2015
	100,000			$1.00	12/31/2014
	300,000			$1.10	12/31/2014
	356,950	(2)	150,000	$0.83	5/10/2011
	50,000			$0.44	12/17/2011
	515,667	(3)		$0.15	10/9/2012

———————

(1)

Does not include his wife who is an executive officer.

(2)

Assumes vested subject to the third performance review.

(3)

Options accepted in lieu of cash in the sale of our ship stripping assets.

(4)

Mr. Donn was named Chief Operating Officer on March 27, 2008.

(5)

Mr. Rushing resigned as Chief Financial Officer in February 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and the other equity securities of Ecosphere. Officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of the forms furnished to us, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during fiscal year 2007.

Related Person Transactions

During this year and the last two fiscal years, we have engaged in certain transactions in which some of our directors, executive officers and 10% shareholders had a direct or indirect material interest, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets for the last two completed fiscal years (2006 and 2007) (except for employment and consulting relationships with our management).  These transactions are described below.

Beginning in the summer of 2006, Mr. Dennis McGuire and his wife, Mrs. Jacqueline K. McGuire, have lent money to us on an as needed basis evidenced by a demand note at 8% per annum interest. The highest balance due was $210,000.  All of the loans have been repaid with interest.

Since our inception in 1998, we have owed $40,000 to a company controlled by Dennis and Jacqueline McGuire. We repaid $14,000 in 2007. In August 2006, Mr. James C. Rushing III, one of our directors, loaned the Company $50,000. We repaid the loan in 2006.  In August 2008, Mr. Patrick Haskell lent us $41,656.26 as an interim loan. We expect to repay the loan with 8% annual interest in December.  In addition, in late August 2008, our Board approved borrowing $1,500,000 under a Secured Line of Credit. The notes are due in one year with 10% annual interest and are convertible into common stock at $0.36 per share.  Messrs. Patrick Haskell and Michael Furman each lent us $100,000.

Beginning in May 2007, we ceased paying salaries to our management on a regular basis.  The following chart reflects the amounts due at December 31, 2007 and August 31, 2008:

Name	December 31, 2007	August 31, 2008
Dennis McGuire	$56,249.96	$30,288.14
James C. Rushing III	$46,250.10	$0.00
Michael R. Donn, Sr.	$31,250.05	$14,423.10
Jacqueline K. McGuire	$28,846.20	$0.00
Stephen Johnson	$21,250.00	$0.00

At December 31, 2005, we owed Vice-Admiral George Sterner $279,000, representing a $240,000 loan and commissions. We paid him $25,000 in 2006. We issued a new note of $341,412, to Vice-Admiral Sterner on November 14, 2007. The note was in default at December 31, 2007.  In June 2008, we renegotiated this indebtedness paying Vice-Admiral Sterner and issued him a new note of $374,423 with 7% plus annual interest to be paid in quarterly installments of $50,000 including interest.

In December 2007, in order to provide us with additional authorized shares, we offered its option and warrant holders the right to exchange their current warrants and/or options for new options with an exercise price of $0.28 expiring on January 31, 2011 (the “Exchange Offer”).  The exchange ratio was four new options for each 10 old warrants and/or options.  The Exchange Offer closed on March 31, 2008, resulting in the cancellation of 9,130,801 options and warrants and the issuance of 6,087,200 new options.

The following table represents our directors and officers who participated in the Exchange Offer:

	No. of Options/Warrants Cancelled	No. of Options Issued
Dennis McGuire (1)	3,000,000	1,200,000
Jacqueline McGuire (1)	199,999	80,000
Dennis and Jacqueline McGuire (2)	2,000,000	800,000
Michael R. Donn, Sr.	500,000	200,000
James C. Rushing, III (3)	1,315,000	526,000
Vice-Admiral George R. Sterner	1,275,000	510,000
Barry Hechtman (3)	105,000	42,000

———————

(1)

All directors and officers exchanged only options, except Mr. and Mrs. McGuire who also exchanged warrants.

(2)

Warrants jointly owned by Mr. Dennis McGuire and Mrs. Jacqueline McGuire.

(3)

Messrs. Rushing and Hechtman resigned from the Board in August 2008.

In order to permit us to raise additional working capital and provide value to our security holders, certain of our officers, a director and four shareholders agreed not to exercise any options or warrants until such time as we have amended our Certificate of Incorporation to increase our authorized capital or any other action occurs which will permit them to exercise their options and warrants and not cause us to exceed our authorized capital.  If at any time it is determined that there is sufficient authorized capital to permit these people to exercise any of their options or warrants, they agreed to do so only in proportion with the other persons who agreed to similar agreements. We did not pay these people any money or other property. The following table lists the officers, director and 5% shareholder who agreed to the deferral agreements:

Name	Shares
Dennis and Jacqueline McGuire	18,206,688
Patrick Haskell	14,033,333
Adrian Goldfarb	730,000
Michael R. Donn, Sr.	1,837,542
Sanjeev Jakhete	1,499,000
Vice-Admiral George R. Sterner	1,010,000
Kevin Grady	1,350,000
Michael Furman	4,100,000
Total	42,766,563	(1)

———————

(1)

Does not include two shareholders who beneficially own less than 5% of our common stock who also agreed to the deferral agreement with respect to 2,718,333 shares.

Effective July 1, 2005, we entered into a one-year agreement with The Allbaugh Company, which is headed by Mr. Joe M. Allbaugh, a director of Ecosphere. For the first year, we paid The Allbaugh Company $20,000 a month for the first six months and $30,000 a month beginning in 2006. The Agreement continued month-to-month until May 2007. In May 2007, we terminated the agreement with Mr. Allbaugh’s company and issued him 10% of Ecosphere Systems.

On February 11, 2008, Mr. James C. Rushing III resigned as Chief Financial Officer and agreed to serve as Vice Chairman of the Board and assist our new Chief Financial Officer in the transition. We agreed to compensate him at the annual rate of $92,500 (his then base salary). The services ended on July 31, 2008. Mr. Rushing waived his right to an award for being a non-employee Chairman of the Board. Mr. Patrick Haskell began investing in Ecosphere in late December 2007 and was instrumental in helping us raise approximately $2,400,000 through June 2008. We agreed to pay him a finder’s fee in January 2008 prior to the time he became an officer and director. In September 2008 we issued Mr. Haskell 450,000 shares of common stock as payment of the finder’s fee.

 Mrs. Jacqueline McGuire and Mr. Michael R. Donn, Sr., our Chief Operating Officer and a director, are the wife and brother-in-law of Mr. Dennis McGuire, our President and Co-Chief Executive Officer. We also employ two other members of their families. We believe that based upon the services it receives from these related parties, the compensation is fair to us.

We have adopted a policy to have our Board approve all related person transactions. Each of these related person transactions have been approved by all of the disinterested directors serving as of the time we initiated the transaction.

PROPOSAL 2.  AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 300,000,000

The Board has adopted a resolution declaring it advisable and in our best interests and our shareholders that our Certificate of Incorporation (the “Certificate”) be amended to provide for an increase in the authorized number of shares of our common stock from 150,000,000 shares to 300,000,000 shares. Such resolution also recommends that such amendment be approved and adopted by our shareholders and directs that such proposal be submitted to our shareholders at the Annual Meeting. We cannot increase our authorized capital without shareholder approval.

Our Certificate currently authorizes issuance of a maximum of 150,000,000 shares of common stock.  If the Board’s proposal is approved by our shareholders, the Board will have authority to issue up to 300,000,000 shares of common stock to such persons and for such consideration as the Board may determine without further action by the shareholders. We do not currently have sufficient authorized capital.

We did not have an Annual Meeting of Shareholders in 2007. As our business rapidly evolved during 2008, we reacted by adding new management including a new Chairman and Co-Chief Executive Officer. At the same time, the Employment Agreements of our existing management team had expired. As a result of a thorough review by the Compensation Committee of the Board, in the spring of 2008 we issued a substantial amount of stock options in tandem with SARs. To avoid exceeding our authorized capital, all of our officers, our Lead Director and four shareholders have entered into agreements to forebear from exercising their options and warrants until our authorized capital is increased. These forbearance agreements mean that an additional 45,918,229 shares of common stock are available for issuance as of the Record Date.

As of the Record Date, there were approximately 78, 493,925 shares of common stock issued and outstanding and an additional approximately 119,430,510 shares reserved for issuance upon exercise of our outstanding  options (including SARs) and warrants and upon conversion of convertible notes and the outstanding Series A and Series B Preferred Stock. We need to substantially increase the number of shares of our common stock authorized for issuance under our Certificate to permit us to raise capital to provide working capital.  Additional financing will help us to acquire inventory, market our products, provide operational support for our products, pay our debt and meet our working capital obligations pending completion of our Ozonix™ pilot programs.  If, as we believe, those programs will lead to long-term agreements, we will need capital to finance our expansion.

The additional shares may be issued for various purposes including: raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products and other corporate purposes.  We could also use the additional shares of common stock to oppose a hostile takeover attempt or delay or prevent changes of control (whether by merger, tender offer, proxy contest or assumption of control by a holder of a large block of our securities) or changes in or removal of our management.  For example, without further shareholder approval, the Board could strategically sell shares in a private transaction to purchasers who would oppose a takeover or favor the current Board, including a transaction in which the shareholders might otherwise receive a premium for their shares over then current market prices.  If such opportunities arise in the future, significant amounts of capital stock may be issued by our Board without further authorization by our shareholders.  Such issuances could have a dilutive effect on our current shareholders.

The additional shares to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares.  Adoption of the proposed amendment and issuance of the shares would not affect the rights of the holders of currently outstanding shares, except for effects incidental to increasing the number of shares of our outstanding, such as the dilution of current shareholders’ ownership interests.  Under our Certificate, our shareholders do not have preemptive rights with respect to our common stock. Thus, should our Board elect to issue additional shares, existing shareholders would not have any preferential rights to purchase any shares.

The amendment to the Certificate will become effective upon approval by the holders of more than 39,246,963 shares and the filing of a Certificate of Amendment with the Secretary of State of Delaware, which we expect to occur promptly following the Annual Meeting.

To effect the increase in the authorized shares of Ecosphere common stock, it is proposed that Section 4(a) of the Certificate be amended. The form of the amendment is attached as Exhibit A to this Proxy Statement.

Vote Required

The amendment to the Certificate requires approval by holders of a majority of the outstanding shares of common stock entitled to vote.

The Board unanimously recommends a vote “For” this proposal.

The officers and directors who agreed not to exercise options and warrants and all of the officers and directors who received 2008 grants, all as described under Proposals 1 and 4, have an obvious interest in approval of Proposal 2.

PROPOSAL 3.  AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

We are asking our shareholders to approve any or all of three reverse stock splits which will range between one-for-four to one-for ten.  We have no present intent to implement the reverse split at this time, unless Proposal 2 is defeated.  Assuming Proposal 2 passes, we will implement the reverse split only when our business has matured and we have entered into a significant agreement related to our business and technology.  If we do not implement the reverse split by the 2009 Annual Meeting of Shareholders, our authority will end.

A reverse split results in a proportionate reduction of the number of shares owned by each shareholder.  But it has no effect on each shareholder’s percentage ownership of Ecosphere.  By way of example, see the chart beginning on page 21.

Overview

We are asking you to vote upon three proposed amendments to our Certificate which would grant to our Board the discretion to effect a reverse split of all outstanding shares of our common stock, if the Board deems that it is in our and our shareholders’ best interests, at an exchange ratio of (i) one-for-four, (ii) one-for-ten or (iii) any amount in between one-for-four and one-for-ten. Our Board will have the sole discretion to elect, as it determines to be in the best interests of Ecosphere and our shareholders, whether or not to effect a reverse stock split, and if so, at which of the approved exchange ratios, at any time before our 2009 Annual Meeting of Shareholders. If our Board elects to implement one of the reverse stock splits, the Board would abandon the remaining approved reverse stock splits without need for any further shareholder action. Our Board believes that approval of a proposal granting this discretion to the Board, rather than approval of an immediate reverse stock split at a specified ratio, would provide the Board with maximum flexibility to react to current market conditions and to therefore achieve the purposes of the reverse stock split, if implemented, and to act in the best interests of Ecosphere and our shareholders.

To effect the reverse stock split, our Board would authorize our management to file a certificate of amendment to our Certificate with the Delaware Secretary of State. If our Board elects to implement one of the approved reverse stock splits, the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio for the selected reverse stock split. The par value of our common stock would remain unchanged at $0.01 per share, and the number of our authorized shares of common stock would remain unchanged. The reverse stock split would become effective upon filing the amendment to our Certificate with the Delaware Secretary of State. Our Board may elect not to implement any of the approved reverse stock splits at its sole discretion, even if all of the proposed reverse stock splits are approved by our shareholders. Our Board has approved the proposed grant of discretion to affect a reverse stock split. You may elect to vote in favor of each of the proposed exchange ratios, some of the proposed exchange ratios or none of the proposed exchange ratios. By approving all of the proposed exchange ratios, however, our shareholders will give our Board the maximum flexibility to react to current market conditions and to therefore achieve the purposes of the reverse stock split, if implemented, and to act in the best interests of Ecosphere and our shareholders. We also need to obtain the consent of the holders of at least 75% of our convertible notes.

The form of amendment to the Certificate that will be filed with the Delaware Secretary of State is attached hereto as Exhibit B. We have issued a substantial number of options and warrants that would cause us to exceed the authorized common stock of 150,000,000 shares, absent the agreements not to exercise.  These deferral agreements have been agreed to by our executive officers, a director and a 5% shareholder.  They will benefit if Proposal 3 is approved.  Because we have agreed to pay our officers and directors cash settled SARs rights if Proposals 2 and 3 are not passed, we believe that passage conserves our future cash and benefits all of our shareholders.

Purpose of the Reverse Stock Split

Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol “ESPH”.  On September 19, 2008, the last sale price of our common stock was $0.66 per share. Our Board believes that our relatively low per-share market price of our common stock impairs the acceptability of the common stock to potential investors and certain members of the investing public, including institutional investors.  Our Board also believes that the reverse stock split will provide us with additional shares of common stock that it can issue in the future without otherwise having to increase our authorized shares.  The Board believes that this will provide us with additional flexibility should it decide to raise additional capital, conduct an acquisition or issue shares or equity equivalents as compensation.

Reasons for the Reverse Stock Split

In addition to eliminating issues arising from exercise of outstanding cash settled SARs, the Board believes that a reverse stock split is desirable and should be approved by shareholders for a number of reasons, including:

•

Increase in Eligible Institutional and Other Investors.  We believe a reverse stock split may increase the price of our common stock or potentially decrease its volatility, and thus may allow a broader range of institutional investors with the ability to invest in our stock.  For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks whose price is below a certain threshold.  We believe that increased institutional investor interest in Ecosphere and our common stock will potentially increase the overall market for our common stock.

•

Increase Analyst and Broker Interest.  We believe a reverse stock split would help increase analyst and broker-dealer interest in our common stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker/dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines and policies and practices that either prohibit or discourage them from investing or trading such stocks or recommending them to their clients and customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize we will remain a “penny stock” under the rules of the Securities and Exchange Commission because a penny stock trades at less than $5.00, we think the increase from the reverse split will position us better if our business increases as we expect.  Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our common stock can result in shareholders or potential shareholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

•

Move Ecosphere Closer to Listing on Nasdaq or the Amex.  By potentially increasing our stock price, the reverse stock split would potentially increase our minimum bid or share price required for the initial listing requirements for The Nasdaq Stock Market or American Stock Exchange (“Amex”).  We would like to eventually apply for listing on Nasdaq or the Amex.  We currently do not meet their listing requirements, including the minimum bid price and sharehholders’ equity.   The reverse stock split will not cause us to meet all of the listing requirements for either Nasdaq or Amex.  But we believe the reverse stock split will increase our stock price which may help us move towards eventually meeting the minimum share price requirements.  We are not certain that the reverse stock split will have a long-term positive effect on the market price of our common stock, or increase our ability to be listed or approved for trading on either Nasdaq or the Amex.

Risks of the Reverse Stock Split

•

The reverse stock split may not increase our stock price, which would prevent us from realizing some of the anticipated benefits of the reverse stock split.   The market price of our common stock is based on a number of factors which may be unrelated to the number of shares outstanding. These factors may include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per share may not rise, or it may remain constant in proportion to the reduction in the number shares outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In the future, the market price of common stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split.

The Board expects that the reverse split will increase the price per share of our common stock, which in turn would, among other things, broaden the class of investors who invest in our stock, help increase analyst and broker interest in our stock and position us for eventual listing on a stock exchange. While the Board expects that a reverse stock split of our common stock will increase the market price of our common stock, the effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty. The market price of our common stock is be primarily driven by other factors unrelated to the number of shares outstanding, including our current and expected future performance, conditions in the U.S. and the global economy, conditions in our industry and markets, and stock market conditions generally. Therefore, it is possible that the per share price of our common stock after the reverse split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, which could cause the Company to fail to realize the anticipated benefits of the reverse stock split.

Effects of the Reverse Stock Split

•

Reduction of Shares Held by Individual Shareholders.    After the effective date of the proposed reverse stock split, each common shareholder will own fewer shares of our common stock. However, the proposed reverse stock split will affect all of our common shareholders uniformly and will not affect any common shareholder’s percentage ownership interests in us, except to the extent that the reverse split results in any of our shareholders owning a fractional share as described below. We will pay of cash in lieu of fractional shares. The number of shareholders of record will not be affected by the proposed reverse stock split (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split). However, if the proposed reverse stock split is approved, it will increase the number of shareholders who own “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

•

Reduction in Total Outstanding Shares.    The proposed reverse split will reduce the total number of outstanding shares of common stock by a factor based on the size of the reverse split.  The following table shows the number of shares of our common stock outstanding  both before the reverse stock split and after the reverse stock split:

	Shares of Common Stock Outstanding Before the Stock Split	Shares of Common Stock Outstanding After the Stock Split
One-for-four reverse split	78,493,925	19,623,481
One-for-ten reverse split	78,493,925	7,849,393

If the reverse split is between the two numbers in the table above, the number of outstanding shares will be proportionately reduced.

•

Change in Number and Exercise Price of Employee and Director Equity Awards.    The proposed reverse stock split will reduce the number of shares of common stock available for issuance under our equity plans and agreements in proportion to the exchange ratio. Under the terms of our outstanding equity and option awards, the proposed reverse stock split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the exchange ratio of the reverse stock split and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under our equity plans will also be proportionately reduced. The number of shares of common stock issuable upon exercise or vesting of stock option awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.  Warrant and other convertible security holders will also see a similar reduction of the number of shares such instruments are convertible into as stock option holders described above (except for preferred stock described below).

•

Regulatory Effects.    Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission. If the proposed reverse stock split is implemented, our common stock will continue to trade on the Over-the-Counter Bulletin Board.

In addition to the above, the reverse stock split will have the following effects upon our common stock:

•

The number of shares owned by each holder of common stock will be reduced based upon the size of the reverse split chosen by our Board;

•

The number of shares of our common stock which will be issued and outstanding after the reverse stock split will be reduced in the same proportion;

•

The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;

•

The authorized common stock and the par value of the common stock will remain $0.01 per share;

•

The stated capital on our balance sheet attributable to the common stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased;

•

All outstanding options, warrants, and convertible securities (except as indicated below) entitling the holders thereof to purchase shares of common stock, if any, will enable such holders to purchase, upon exercise thereof, fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the reverse stock split, at the same total price (but a higher per share price) required to be paid upon exercise thereof immediately preceding the reverse stock split; and

•

Only our preferred stock will be unaffected by the reverse split since our charter (derived from our sales of preferred stock in 1999 and 2000) did not provide for an adjustment.  As of the date of this Proxy Statement.  We have the following preferred stock outstanding:

Series	No. of Shares	Total No. of Shares of Common Stock Issuable Upon Conversion
A	9	54,000
B	424	354,040

Shares of common stock after the reverse stock split will be fully paid and non-assessable. The amendment will not change any of the other the terms of our common stock. The shares of common stock after the reverse stock split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the reverse stock split.

Because the number of authorized shares of our common stock will not be reduced, an overall effect of the reverse split of the outstanding common stock will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board in its sole discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock.

Our common stock will be quoted on the Over-the-Counter Bulletin Board at the post-split price on and after the effective date of the amendment.  If any of the three parts of Proposal 3 pass, we do not expect to implement a reverse stock split in the near future as explained in this Proposal 3, unless Proposal 2 is not passed.

Once we implement a reverse stock split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the reverse stock split, but this in no way will affect the validity of your current share certificates. The reverse split will occur without any further action on the part of our shareholders. After the effective date of the amendment, each share certificate representing the shares prior to the reverse stock split will be deemed to represent the number of shares shown on the certificate, divided by the number representing the size of the split. Certificates representing the shares after the reverse stock split will be issued in due course as share certificates representing shares prior to the reverse stock split are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing new shares following the reverse stock split that are issued in exchange for share certificate issued prior to the reverse stock split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new shares after the reverse stock split, the time period during which a shareholder has held their existing pre-split old shares will be included in the total holding period.

Anti-Takeover Effects of the Reverse Stock Split

The overall effect of the reverse stock split may be to render more difficult the accomplishment of mergers or the assumption of control by a principal shareholder and thus make more difficult the removal of management.

The effective increase in our authorized and unissued shares as a result of the reverse stock split could potentially be used by our Board to thwart a takeover attempt. The over-all effects of this Proposal might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Proposal could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to shareholders. Our Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent shareholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

As discussed above, the reason the reverse stock split is being proposed is the number of common stock equivalents exceeds our authorized capital and the current relatively low per-share market price of our common stock. This Proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither our Certificate nor our by-laws presently contain any provisions having anti-takeover effects and this Proposal is not a plan by our Board to adopt a series of amendments to our Certificate or by-laws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Effective Date

Once we decide to implement the proposed reverse stock split, it would become effective on the date of filing of a certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. However, a Securities and Exchange Commission rule requires us to first give 10 days’ prior notice to the Financial Industry Regulatory Authority, formerly known as the National Association of Securities Dealers, Inc.  Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this Proposal and the authorized number of shares of common stock will be reduced on a proportional basis to the exchange ratio implemented.

Payment for Fractional Shares

No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing price of our common stock on the record date for the reverse split as reported on Over-the-Counter Bulletin Board by (b) the number of shares of our common stock held by such shareholder that would otherwise have been exchanged for such fractional share interest. The Record Date for voting at the Annual Meeting is not the record date for the reverse split.

Exchange of Stock Certificates

As soon as practicable after the reverse split our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker). Record holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for a book entry with the transfer agent or certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

For beneficial holders of pre-reverse split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the reverse split.

Accounting Consequences

The par value per share of our common stock will remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on our consolidated balance sheet attributable to common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, our shareholders are not entitled to dissenter’s rights with respect to the proposed amendment to our Certificate of Incorporation to affect the reverse split.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the proposed reverse stock split. It addresses only shareholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as reorganization, a shareholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

A holder of the pre-reverse split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the reverse stock split.

The Board unanimously recommends a vote “For” the amendment to our certificate of incorporation to effect a reverse stock split.

PROPOSAL 4. AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES UNDER THE PLAN

The Board has adopted a resolution which makes changes to our 2006 Equity Incentive Plan (the “2006 Plan”), primarily as to how we compensate our non-employee directors and advisors. The resolution also recommends that the amendment be approved and adopted by our shareholders at the Annual Meeting.

The 2006 Plan currently authorizes the issuance of a maximum of 10,000,000 shares of common stock.  As of the date of this Proxy Statement, 4,831,457 shares remain available for grant. Our Board believes that employees and other individuals who contribute to our success should have a stake in the enterprise as shareholders.

In the following paragraphs we provide a summary of the terms of the 2006 Plan. The following summary is qualified in its entirety by the provisions of the 2006 Plan which is available to any shareholder upon request to the Company.

Administration

The 2006 Plan is administered by either our Board or by our Compensation Committee. Throughout this Proxy Statement, we refer to the Board or the Compensation Committee since the 2006 Plan empowers the Board to delegate matters to the Compensation Committee. It has not delegated any authority to date.

Eligibility

Awards granted under the 2006 Plan may be restricted stock, restricted stock units, options and SARs which are awarded to employees, consultants, officers, directors and director advisors, who, in the opinion of the Board or the Compensation Committee, have contributed, or are expected to contribute, materially to our success. In addition, at the discretion of the Board or Compensation Committee, incentive stock options (“ISOs”) as defined in the Code, may be granted to individuals who are officers or other employees and contribute to our success.

Increase in Compensation

Under the 2006 Plan previously approved, all of our directors who are not employees or 10% shareholders and all director advisors automatically received a grant of restricted stock with the number of shares based upon market price at the time of grant.

This automatic grant was placed in the 2006 Plan to provide a mechanism for compensating our directors and avoid any appearance of impropriety each time compensation is awarded. Our new Chairman, who is not compensated for serving as a director, reviewed the 2006 Plan and made suggestions which resulted in the amendment approved by our Board. No director had raised any concerns about our compensation. However, our new Chairman believes that the prior automatic grants did not fairly compensate directors for the amount of time they spend.

In September 2008, our Board approved the following changes to these automatic grants which now include stock options. The number of shares of restricted stock or options and the exercise price of options will be based on fair market value at the time of grant.

	PROPOSED		FORMER
Qualifying Event	Options(1)	Restricted Stock(1)(2)(3)	Restricted Stock(3)
Initial appointment as Chairman of the Board	$75,000	$75,000	$150,000
Initial election or appointment of non-employee director	$40,000	$40,000	$40,000
Initial appointment as an Advisory Board member	$15,000	$10,000	$12,000
Annual grant to Chairman of the Board	$40,000	$40,000	$75,000
Annual grant to non-employee director	$25,000	$25,000	$15,000
Annual grant to Advisory Board Member	$10,000	$5,000	$3,000
Initial appointment and annual grant of and to a non-employee director as Lead Director(4) or Chairman of a member of the following: Audit Committee, Compensation Committee and other committees at the discretion of the Compensation Committee	$15,000	$15,000	$10,000
Initial appointment of and annual grant to a non-employee director to the following: Audit Committee, Compensation Committee and other committees at the discretion of the Compensation Committee	$10,000	$10,000	$5,000

_____________________

(1)

To the extent that we do not have authorized capital, these persons will receive grants of cash settled SARs similar to those described under Proposal 1.

(2)

The director or director advisor may elect options instead of restricted stock in order to defer income taxes.

(3)

The director or director advisor may at their option receive restricted stock units in lieu of restricted stock.

(4)

The Board may, when the Chairman is an employee, appoint a director to act as Lead Director who will have all of the authority customarily associated with such a position. Our board has appointed Vice Admiral George Sterner to act as Lead Director. Admiral Sterner was previously our Chairman of the Board.  An employee Chairman, like Mr. Patrick Haskell, is not paid for serving on the Board.

We also changed the vesting of these automatic grants.  Previously, all awards vested in three equal installments one, two and three years following the date of each grant, subject to continued service as a director Advisory Board Member on the applicable vesting date. Now, the initial grants to a Chairman of the Board, Board member and Advisory Board member shall vest in annual installments over three years and all other grants shall vest annually, all subject to the person’s continued service in the same capacity on the applicable vesting date.  We also have added a provision generally prohibiting sales of common stock by our directors for six months after resignation.  A copy of the amendment to the 2006 Plan is annexed as Exhibit C.

Because we did not hold an Annual Meeting of Shareholders in 2007 and therefore there were no new appointments or re-appointments and we did not grant or have any automatic grants of restricted stock to Board, Board Committee or Advisory Board members, except for persons who joined us in 2007. In April 2008, we amended our 2006 Plan to eliminate tying the annual grants to an annual shareholders meeting and provided that the grants for 2007 occurred on April 30, 2008. This amendment has been superseded by the August amendment.

Limitation on Awards

The exercise price of options or SARs granted under the 2006 Plan shall not be less than the fair market value of the underlying common stock at the time of grant. In the case of ISOs, the exercise price may not be less than 110% of the fair market value in the case of 10% shareholders. Options and SARs granted under the 2006 Plan shall expire no later than five years after the date of grant. The option price may be paid in United States dollars by check or wire transfer or, at the discretion of the Board or Compensation Committee, by delivery of shares of our common stock having fair market value equal as of the date of exercise to the cash exercise price, or a combination thereof.

A maximum of 10,000,000 shares are available for grant under the 2006 Plan. The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by our Board or the Compensation Committee, in their sole discretion.

Stock Appreciation Rights

A SAR entitles the holder to receive, as designated by the Board or Compensation Committee, cash or shares of common stock, value equal to the excess of the fair market value of a specified number of shares of common stock at the time of exercise over the exercise price established by the Board or Compensation Committee.

The exercise price of each SAR granted under the 2006 Plan shall be established by the Board or Compensation Committee or shall be determined by method established by the Board or Compensation Committee at the time the SAR is granted, provided the exercise price shall not be less than 100% of the fair market value of a share of common stock on the date of the grant of the SAR, or such higher price as is established by the Board or Compensation Committee.  Shares of common stock delivered pursuant to the exercise of a SAR shall be subject to such conditions, restrictions and contingencies as the Board or Compensation Committee may establish in the applicable SAR agreement or document, if any.

Restricted Stock Unit

A restricted stock unit gives the grantee the right to receive a number of shares of our common stock on the applicable vesting or other dates.  Delivery of the restricted stock unit may be deferred beyond vesting as determined by the Board or Compensation Committee.

Termination and Amendment

The Board may terminate the 2006 Plan at any time.  Unless sooner terminated, the Plan shall terminate on August 8, 2016.  No award may be granted under the 2006 Plan once it is terminated.  Termination of the Plan shall not impair rights or obligations under any award granted while the 2006 Plan is in effect, except with the written consent of the grantee.  The Board at any time, and from time to time, may amend the 2006 Plan.  Provided, however, no amendment shall be affected unless approved by our shareholders to the extent that shareholder approval is necessary to satisfy the requirements of Section 422 of the Code or required by the rules of the principal national securities exchange or trading market upon which our common stock trades.

The Board at any time, and from time to time, may amend the terms of any one or more awards; provided, however, that the rights under the award shall not be impaired by any such amendment, except with the written consent of the grantee.

The number of shares with respect to which options or stock awards may be granted under the 2006 Plan, the number of shares covered by each outstanding option or SAR, and the purchase price per share shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares.

Termination of Employment

Subject to any greater restrictions or limitations as may be imposed by the Board or Compensation Committee upon the granting of any award, if any ISO optionee ceases to be employed by us other than by reason of death or disability, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate as provided for in the award or on the day three months after the termination of his employment, whichever is earlier, but in no event later than on their specified expiration dates.  ISOs granted under the 2006 Plan shall not be affected by any change of employment within or among our subsidiaries so long as the optionee continues to be an employee.

Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of the 2006 Plan.  State, local and foreign income taxes may also be applicable.

With the exception of a stock grant, a participant will not recognize taxable income at the time of grant.

Upon exercise of a non-qualified stock option, the vesting or the lapse of restrictions on restricted stock, or upon the payment of SARs, stock grants, or other awards, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment.  We will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

A participant who is granted an ISO will not recognize taxable income at the time of exercise.  However, the excess of the stock’s fair market value over the option could be subject to the alternative minimum tax (assuming the stock received is not subject to a risk of forfeiture and is not transferable).  If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price).  Upon sale, the stock will be treated as a long term capital gain or loss, and we will not be entitled to any deduction.  If the holding period requirements are not met, the ISOs will not meet the requirements of the Code and the tax consequences generally described for non-qualified stock options will apply.

Under the terms of the 2006 Plan, our Board or the Compensation Committee may also grant awards which will be subject to vesting under certain conditions. The vesting may be time-based or based upon meeting performance standards, or both. For income tax purposes, recipients of restricted stock awards will realize ordinary income at the time of vesting equal to the fair market value of the shares and the Company will realize a corresponding compensation deduction. Upon the exercise of stock options or SARs, the holder will have a basis in the shares acquired equal to any amount paid on exercise plus the amount of any ordinary income recognized by the holder. On sale of the shares, the holder will have a capital gain or loss equal to the sale proceeds minus his or her basis in the shares.

Beginning in 2005, the Board adopted a policy of providing for “clawback” provisions in our option agreements and intend to provide for them in our agreements under the 2006 Plan. This enables our Board to cancel stock awards and recover past profits if the person is dismissed for cause or commits certain acts which harm us.

Equity Compensation Plan Information

The following chart reflects the number granted and the weighted average exercise price for each Plan as of December 31, 2007.

Name Of Plan	Aggregate Number of Securities Underlying Options Granted	Weighted Average Exercise Price Per Share	Aggregate Number of Securities Available for Grant
Equity compensation plans approved by security holders
2006 Equity Incentive Plan – Options	4,030,126	$0.79	5,527,914
2006 Equity Incentive Plan – Restricted Stock	441,960	$0.44	5,527,914
2000 Long Term Incentive Program and 2003 Equity Incentive Plan	235,499	$1.91	3,765,501	(1)
2003 Stock Option Plan for Outside Directors and Advisory Board Members	3,300,000	$1.03	1,200,000	(1)
Equity compensation plans not approved by security holders (2)(3)	16,811,667	$0.86	N/A

———————

(1)

We do not intend to issue options under this Plan in the future.

(2)

Represents outstanding options which have been granted in conjunction with Board and employee compensation and consulting arrangements. These options are vested and are generally exercisable over periods ranging from five to 10 years. The exercise price of the options granted ranges from $0.15 to $5.00 per share.

(3)

Does not give effect to 6,087,200 options we issued on March 31, 2008 exercisable at $0.28 per share as part of the Exchange Offer. The number of options cancelled as part of the exchange amounted to 9,130,801. Some of the new options issued were in exchange for compensatory options issued to employees, consultants and directors.

Vote Required

The proposal requires approval by holders of a majority of the outstanding shares of our common stock who are present in person or by proxy at the Annual Meeting.

The Board unanimously recommends a vote “For” this proposal.

PROPOSAL 5. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

The Audit Committee of our Board has appointed Salberg & Co., P.A. (“Salberg”) to serve as our independent registered public accounting firm for the year ending December 31, 2008. This firm has acted as our auditors since August 17, 2007.  Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. However, we are submitting this matter to our shareholders as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Ecosphere and its shareholders.  If the appointment is not ratified, the Audit Committee will consider its options.

A representative of Salberg is expected to be present at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

The Board unanimously recommends a vote “For” this proposal.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee consists of three members of the Board of which all of whom meets the independence requirements of The Nasdaq Stock Market.

In June 2006, we adopted a new Audit Committee Charter replacing the previous Charter. A copy of the new Charter was filed with our 2006 Proxy Statement, and a copy will be provided by the Company upon request.

Under our Charter, the Audit Committee is required to assist the Board in monitoring the following:

•

The integrity of our financial statements;

•

Our independent registered public accounting firm’s qualifications and independence;

•

The performance of our independent audit function and the independent registered public accounting firm;

•

Conflicts of interest; and

•

Our compliance with legal and regulatory requirements.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all permissible non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Ecosphere.

The Audit Committee has:

•

fulfilled its oversight responsibilities by reviewing and discussing the audited financial statements in the annual report on Form 10-KSB with management;

•

met privately with the independent registered public accounting firm and discussed matters required by Statement on Auditing Standards No. 61. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards;

•

discussed with the independent registered public accounting firm their independence from management and Ecosphere. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, which is required by the Independence Standards Board Standard No. 1, and considered whether the provision of non-audit services was consistent with maintaining this firm’s independence; and

•

in reliance on the reviews and discussions with management and the auditors referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-KSB for the year ended December 31, 2007 for filing with the SEC.

This report is submitted on behalf of the Audit Committee.

D. Stephen Keating, Chairman

George R. Sterner

Thomas D. Wolfe

The above Audit Committee report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that we file with the SEC.

This Audit Committee report is limited by the fact that Messrs.  Keating and Wolfe were not directors at the time we filed our Form 10-KSB with the SEC.  Thus, it is in part based upon input from Admiral Sterner, who served on our Audit Committee at that time and from our Chief Financial Officer and our counsel.

Principal Accountant Fees and Services

Our Audit Committee reviews and approves audit and permissible non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services. In its review of non-audit service fees and its appointment of Salberg as our independent registered public accounting firm, the Audit Committee considered whether the provision of such services is compatible with maintaining independence. All of the services provided and fees charged by Salberg and Tedder James Worden & Associates, P.A. (“Tedder”), our prior independent registered public accounting firms which audited our 2006 consolidated financial statements, were approved by our Audit Committee as it then existed. The following table shows the fees for the fiscal years ended December 31, 2007 and 2006.

	SALBERG 2007	TEDDER 2006
Audit Fees (1)	$69,000	$112,744
Audit Related Fees (2)	$1,000	$2,135
Tax Fees (3)	$0	$9,480
All Other Fees	$0	$0

———————

(1)

Audit fees – these fees relate to the audit of our annual financial statements and the review of our interim quarterly financial statements.

(2)

Audit related fees – these fees relate primarily to the auditors’ review of our registration statements and audit related consulting.

(3)

Tax fees – no fees of this sort were billed by Salberg & Company P.A., our principal accountant during 2007. In 2006, tax fees billed by Tedder related to the preparation of the Company’s 2006 federal and state tax returns.

Audit Committee’s Pre-Approval Policy

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm. All 2007 and 2006 non-audit services listed above were pre-approved.

Previous Auditors

Effective August 17, 2007, Tedder resigned as our independent registered public accounting firm. Tedder served as our auditors since the calendar year ended December 31, 2003.

The report of Tedder on our consolidated financial statements for the years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that there was an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

Prior to Tedder’s resignation, there were no disagreements with Tedder on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tedder, would have caused Tedder to make reference to the subject matter of the disagreements in connection with any reports it would have issued, and there were no “reportable events” as such term is described in Item 304 of Regulation S-K (formerly Item 304 of Regulation S-B).

PROPOSAL 6. OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment, our Co-Chief Executive Officers voting proxies will have the discretion to vote as they see fit unless directed otherwise.

Delivery of Annual Report to a Shared Address

If you and one or more shareholders share the same address, it is possible that only one Annual Report was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Annual Report and Proxy Statement at the same address now or in the future may mail a request to receive separate copies to Ecosphere Technologies, Inc., 3515 S.E. Lionel Terrace, Stuart, FL 34997, Attention: Jacqueline McGuire, Secretary, or by facsimile (772) 781-4778 and we will promptly deliver the Annual Report and Proxy Statement to you upon your request. Shareholders currently receiving multiple copies of our Annual Report and Proxy Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

In order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

By the Order of the Board of Directors

/s/ Patrick Haskell
Patrick Haskell
Chairman of the Board and Co-Chief Executive Officer

/s/ Dennis McGuire
Dennis McGuire
Co-Chief Executive Officer

September 23, 2008

Exhibit A

CERTIFICATE OF AMENDMENT

TO

CERTICATE OF INCORPORATION

OF

ECOSPHERE TECHNOLOGIES, INC.

Ecosphere Technologies, Inc., a Delaware corporation (the “Company”), certifies that:

1.

The name of the Company is Ecosphere Technologies, Inc.

2.

Section 4(a) of the Certificate of Incorporation is deleted and replaced by the following:

(a)

The Company shall have the authority to issue 300,000,000 shares of common stock, par value $0.01 per share.

3.

This Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of this Company on the 13th day of November, 2008 in accordance with Section 242(b) of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the ____ day of November, 2008.

ECOSHERE TECHNOLOGIES, INC.

By:
Patrick Haskell Chairman and Co-Chief Executive Officer

A-1

Exhibit B

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

ECOSPHERE TECHNOLOGIES, INC.

Ecosphere Technologies, Inc., a Delaware corporation (the “Company”), certifies that:

1.

The name of the Company is Ecosphere Technologies, Inc.

2.

Section 4 of the Certificate of Incorporation is amended by adding a new Section 4(e) as follows:

(e)

Reverse Stock Split. As of the close of business on ____________ __, 200_ (4:01 p.m. New York  Time) (the “Reverse Split Date”), each share of common stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this Section as the “Old Common Stock”) automatically and without any action on the part of the holder thereof will be reclassified and changed into ________ of a share of new common stock, par value $0.01 per share (referred to in this Section as the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (the “New Certificate”, whether one or more) representing the number of whole shares (rounded down to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. In lieu of any such fractional shares of New Common Stock, each shareholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Company for cancellation, an amount in cash equal to the product of (i) the average of the closing trading prices (as adjusted to reflect the reverse stock split) of the Company’s common stock, as reported on the Over-The-Counter Bulletin Board, during the 20 consecutive trading days ending on the trading day immediately prior to the Reverse Split Date  and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Company shall carry forward any fractional share until all certificates of that holder have been presented for exchange so that payment for fractional shares to any one person or entity shall not exceed the value of one-half of one share of New Common Stock. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Reverse Split Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.01 par value of each such share.

3.

This Certificate of Amendment of Certificate of Incorporation was duly adopted and approved by the shareholders of this Corporation on the _____ day of ________, 200_ in accordance with Section 242(b), Delaware General Corporation Law.

B-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the ____ day of _____________, 200__.

ECOSHERE TECHNOLOGIES, INC.

By:
Patrick Haskell Chairman and Co-Chief Executive Officer

B-2

Exhibit C

Second Amendment to the 2006 Equity Incentive Plan

Ecosphere Technologies, Inc. amends its 2006 Equity Incentive Plan (the “Plan”) as follows:

1.

Section 3(b)(i) shall be deleted and replaced by the following:

(i)  Initial Grants. On the date on which a non-employee director is first elected or appointed, whether elected by the shareholders of the Company or appointed by the Board to fill a Board vacancy, or the date the Board approves the Second Amendment to the Plan, if later (the “Approval Date”), he or she shall receive an automatic grant of Restricted Stock (or RSUs if selected by the director with such delivery deferral as the director may select) and options with the number of shares, RSUs and options based upon Fair Market Value. Advisory Board members shall receive grants upon initial appointment to the Advisory Board or the Approval Date, if later. In lieu of Restricted Stock or RSUs, the person may elect to receive options for the entire grant.

	Options	Restricted Stock
Initial Grants
Initial appointment as Chairman of the Board	$75,000	$75,000
Initial election or appointment of a non-employee director	$40,000	$40,000
Initial appointment as a Director Advisor	$15,000	$10,000

2.

Section 3(b)(ii) shall be deleted and replaced by the following:

(ii)  Annual Grants and Other Grants. On the Approval Date and on July 1st of each year beginning in 2009,  each non-employee director shall receive an automatic grant of Restricted Stock (or RSUs if selected by the director with such delivery deferral as the director may select) and options with the number of shares, RSUs and options based upon Fair Market Value. Director Advisors shall receive grants at the same time as directors. In lieu of Restricted Stock or RSUs, the person may elect to receive options for the entire grant.

	Options	Restricted Stock
Annual and Other Grants
Chairman of the Board	$40,000	$40,000
Non-employee director	$25,000	$25,000
Director Advisor	$10,000	$5,000
Initial appointment of and annual grant to a non-employee director serving as Lead Director or Chairman of the following: Audit Committee, Compensation Committee and other committees at the discretion of the Compensation Committee	$15,000	$15,000
Initial appointment of and annual grant to a non-employee director serving on the following: Audit Committee, Compensation Committee and other committees at the discretion of the Compensation Committee	$10,000	$10,000

3.

Section 3(b)(iii) shall be deleted and replaced by the following:

(iii)  Vesting.  All initial grants under Section 3(b)(i) shall vest over a three-year period each 12 months following the date of the automatic grant, subject to service in the capacity in which the grant is received on the applicable vesting dates. All grants under Section 3(b)(ii) shall vest 12 months following the grant, subject to service in the capacity in which the grant is received on the applicable vesting date.

C-1

4.

Section 3(b)(v) shall be added to the Plan:

(v)  Restrictions on Transfer.  No shares of common stock issued under this Section 3(b) (including shares issued upon exercise of options and SARs) may be sold, pledged, hypothecated  or otherwise transferred except (i) prior to the director or Director Advisor announcing his or her resignation, (ii) prior to a meeting of shareholders at which the person has announced his or her intention not to be re-elected, (iii) after six months have elapsed since the person ceases to serve as a director or Director Advisor or (iv) in connection with a transaction which has been approved by the Board and, where applicable, the shareholders of the Company.

5.

Section 3(b)(vi) shall be added to the Plan:

(vi)  Authorized Capital.  To the extent that the Company does not have authorized capital at the time of grant, in order to permit the grant of restricted stock and the options to be exercised (“Authorized Capital”), all persons receiving grants under Section 3(b) will receive grants of stock settled SARs and cash settled SARs in tandem. At the time of exercise of any SARs, if the Company has Authorized Capital, the stock settled SARs shall be exercised and the same number of cash settled SARs shall expire.  However, if at the time of exercise of any SARs, the Company does not have Authorized Capital, the cash settled SARs shall be exercised and the same number of stock settled SARs shall expire.

C-2

Ecosphere Technologies, Inc. PROXY	YOUR VOTE IS IMPORTANT VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

Internet		Telephone		Mail
www.investorvote.com		1-800-652-VOTE (8683)		Postage Paid Envelope Provided
Go to the website listed above.	OR	Use any touch-tone telephone.	OR	Mark, sign and date your proxy card.
Have your proxy card ready.		Have your proxy card ready.		Detach your card.
Follow the simple instructions that appear on your computer screen.		Follow the simple recorded instructions.		Return your proxy card in the postage-paid envelope provided.

If you vote by Internet or by phone, DO NOT mail our proxy card.

Thank you for voting!

You are entitled to one vote on all proposals listed below and presented at the 2008 Annual Meeting for every share of common stock of Ecosphere Technologies, Inc. that you owned on the record date of September 15, 2008. Ecosphere’s Board of Directors recommends that you vote “FOR” all of the proposals listed below. Your vote is important!  Please read the Proxy Statement and Annual Report on Form 10-KSB and vote.

1.

Election of directors to serve on the board of directors of Ecosphere:

Nominees:

Patrick Haskell	FOR ☐ WITHHELD ☐

Joe M. Allbaugh	FOR ☐ WITHHELD ☐

Gene H. Davis	FOR ☐ WITHHELD ☐

Michael R. Donn, Sr.	FOR ☐ WITHHELD ☐

D. Stephen Keating	FOR ☐ WITHHELD ☐

George R. Sterner	FOR ☐ WITHHELD ☐

Charles Vinick	FOR ☐ WITHHELD ☐

Thomas Wolfe	FOR ☐ WITHHELD ☐

2.

I approve the amendment to Ecosphere’s Certificate of Incorporation to increase the number of authorized shares of common stock.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

3.

I approve the amendment to Ecosphere’s Certificate of Incorporation to:

effect a reverse split of our common stock at an exchange ratio of 1 for 4

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

effect a reverse split of our common stock at an exchange ratio of 1 for 10

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

effect a reverse split of our common stock at an exchange ratio between 1 for 4 and 1 for 10.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

4.

I  approve the amendment of Ecosphere’s 2006 Equity Incentive Plan.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

5.

I  ratify the appointment of Salberg & Company, P.A. as Ecosphere’s independent registered public accounting firm.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

6.

I  authorize the transaction of any other lawful business that may properly come before the 2008 Annual Meeting.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

This proxy is solicited on behalf of Ecosphere’s Board of Directors for the 2008 Annual Meeting.

All shares of common stock represented hereby will be voted as specified. If no specification is made, those shares will be voted FOR the nominees listed in Proposal 1, and FOR the remaining Proposals.  The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting.

The undersigned hereby appoints Patrick Haskell and Dennis McGuire or either of them individually and both of them with full power of substitution, as proxies for the undersigned to act and to vote all the shares of common stock of Ecosphere Technologies, Inc. held of record by the undersigned on September 15, 2008, at the Annual Meeting of Shareholders to be held on November 13, 2008, or any postponement or adjournment thereof.

Dated:	_________________, 2008

(Signature of Shareholder)

(Printed Name of Shareholder)

(Record Number of Shares Owned)

NOTE: Please sign exactly as your name appears on your share certificate. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Ecosphere Technologies, Inc.

3515 S.E. Lionel Terrace

Stuart, FL 34997